Exhibit 15.2

Deloitte Accountants B.V.
Orlyplein 10
1043 DP Amsterdam
P.O.Box 58110
1040 HC Amsterdam
Netherlands

Tel: +31 (0)88 288 2888
Fax: +31 (0)88 288 9739
www.deloitte.nl

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8 of our report dated 27 March 2013 (30 April 2014 as to the IFRS 10 retrospective adjustments and 30 April 2015 as to the retrospective restatement relating to the change in composition of reportable segments described in Note 30), relating to the 2012 consolidated financial statements of RBS Holdings N.V. (which report expresses an unqualified opinion and includes an explanatory paragraph for the retrospective adjustments relating to the implementation of International Financial Reporting Standard 10 (“IFRS 10”) Consolidated Financial Statements), appearing in this Annual Report on Form 20-F of RBS Holdings N.V. for the year ended 31 December 2014.

/s/Deloitte Accountants B.V.

30 April 2015